EXHIBIT 23.A

             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-31060) of El Paso Corporation of our report dated March 25, 2003 relating to the financial statements and schedules of Coastal Aruba Refining Company N.V. Thrift Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
March 28, 2003